Exhibit 99(b)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549





                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1995




                          Commission file number 1-2275




                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                            FOR SALARIED EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)






                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.   Not Applicable.

2.   Not Applicable.

3.   Not Applicable.

4 The Retirement Savings and Investment Plan for Salaried Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Plan for the fiscal year ended December 31, 1995 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Plan for the fiscal year ended December 31, 1995 prepared in accordance with the financial reporting requirements of ERISA.

2.   Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.


                                        RETIREMENT SAVINGS AND INVESTMENT PLAN
                                        FOR SALARIED EMPLOYEES OF JOSEPH E.
                                        SEAGRAM & SONS, INC. AND AFFILIATES


                                        By /s/ Jeananne K. Hauswald
                                           -----------------------------------
                                           Jeananne K. Hauswald
                                           Member of Investment Committee


Date:  June 27, 1996

                                                              Exhibit 1






                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                                FOR EMPLOYEES OF
                          JOSEPH E. SEAGRAM & SONS, INC
                                 AND AFFILIATES

                               FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES

                          INDEX TO FINANCIAL STATEMENTS



                                                             Page


     Independent Auditors' Report                             1

     Statements of Net Assets Available for
          Benefits                                            2-3

     Statements of Changes in Net Assets
          Available for Benefits                              4-5

     Notes to Financial Statements                            6-12

                         [Letterhead of Gutierrez & Co.]


                          INDEPENDENT AUDITORS' REPORT



To the Administrative Committee of the
Retirement Savings and Investment Plan for
Employees of Joseph E. Seagram & Sons, Inc.
and Affiliates

     We have audited the accompanying statements of net assets available for benefits of the Retirement Savings and Investment Plan for Employees of Joseph
E. Seagram & Sons, Inc. and Affiliates (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.


                                       /s/ Gutierrez & Co.

                                      GUTIERREZ & CO.

Flushing, New York
June 11, 1996

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS


                                                         December 31,
                                                   -------------------------
                                                   1995                1994
                                                   ----                ----
Investments (Note 3)
     Money Market Fund:
          EB STIF Fund (cost of $10,359,377)       $ 10,359,377    $      -
          BT Pyramid Discretionary Cash Fund
                (cost of $11,690,804)                  -             11,690,804
     Stable Income Fund:
          The LaSalle Income Plus Fund
               (cost of $28,668,678)                 28,668,678        -
     Bond Fund:
          Putnam Income Fund, Class A Shares
                (cost of $12,201,918)                13,370,268        -
     S&P 500 Index Fund:
          EB Equity Index Fund (cost of
               $30,371,660)                          40,249,960        -
     Managed Equity Fund:
          Lazard Equity Portfolio Fund (cost of
               $6,797,616)                            7,246,820        -
     Growth Equity Fund:
          Brandywine Fund Inc. Common Shares
               (cost of $27,737,268)                 30,346,877        -
     Seagram Stock Fund:
          The Seagram Company Ltd. Common Shares
               (cost of $13,433,522 and
               $13,223,251)                          18,833,999      16,823,290
          EB STIF Fund (cost of $1,263,108 and
               $96,464)                               1,263,108          96,464
     The Coca-Cola Company Stock Fund:
          The Coca-Cola Company Common Stock
               (cost of $608,316 and $619,757)        4,982,101       3,520,591
          EB STIF Fund (cost of $90,090
               and $47,047)                              90,090          47,047
     Investment Income Fund:
          BT Pyramid - US Government Plus Bond Fund
               (cost of $9,984,562)                           -      12,131,420
          BT Pyramid Discretionary Cash Account
               (cost of $22)                                  -              22
     Diversified Investment Fund:
          BT Pyramid Equity Index Fund
                (cost of $19,582,109)                         -      27,098,351
          BT Pyramid Discretionary Cash Account
               cost of $48)                                   -              48
          EB STIF Fund (cost of $41)                          -              41
     Loans to Participants                            8,556,797       4,400,734
                                                   ------------    ------------
          Total Investments                        $163,968,075    $ 75,808,812
                                                   ============    ============

    The accompanying notes are an integral part of the financial statements.
             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                   (Continued)



                                                         December 31,
                                                   ------------------------
                                                   1995                1994
                                                   ----                ----

Receivables
     Contributions and Loan Payments              $       -       $    760,093
     Dividends and Interest                            216,719          69,008
     Proceeds from Unsettled Sales                     121,136         204,927
                                                  ------------    ------------
          Total Receivables                            337,855       1,034,028
                                                  ------------    ------------

Total Assets                                       164,305,930      76,842,840
                                                  ------------    ------------

Liabilities
     Cost of Unsettled Purchases                       276,813            -
                                                  ------------    ------------
          Total Liabilities                            276,813            -
                                                  ------------    ------------

Net Assets Available for Benefits                 $164,029,117    $ 76,842,840
                                                  ============    ============




















    The accompanying notes are an integral part of the financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS




                                                    Year Ended December 31,
                                                    -----------------------
                                                   1995                1994
                                                   ----                ----
Contributions
     Participating Employees                      $  15,201,459    $  7,912,245
     Participating Companies                          2,818,993       1,159,228
                                                  -------------    ------------
                                                     18,020,452       9,071,473
                                                  -------------    ------------
Investment Activities
     Investment Income
          Money Market Fund                             623,505         452,432
          Stable Income Fund                          1,701,499           -
          Bond Fund                                     853,447           -
          S&P 500 Index Fund                              6,245           -
          Managed Equity Fund                           556,860           -
          Growth Equity Fund                          3,442,723           -
          Seagram Stock Fund                            387,546         316,496
          The Coca-Cola Company Stock
            Fund                                         62,567          54,943
          Investment Income Fund                           -              3,349
          Diversified Investment Fund                      -              7,465
          Interest on Loans to Participants             491,874         217,269
                                                  -------------    ------------
               Total Investment Income                8,126,266       1,051,954
                                                  -------------    ------------

     Realized Net Gain on Sale of Investments
          Bond Fund                                   2,343,851           -
          S&P 500 Index Fund                          9,511,499           -
          Managed Equity Fund                           115,083           -
          Growth Equity Fund                            735,100           -
          Seagram Stock Fund                          1,159,091         204,301
          The Coca-Cola Company Stock
            Fund                                          4,039         113,659
          Investment Income Fund                           -            274,858
          Diversified Investment
            Fund                                           -            533,808
                                                  -------------    ------------
               Total Realized Net Gain on
                 Sale of Investments                 13,868,663       1,126,626
                                                  -------------    ------------

     Unrealized Appreciation (Depreciation) on
      Investments
          Bond Fund                               (    978,507)           -
          S&P 500 Index Fund                          1,556,430           -
          Growth Equity Fund                          1,874,996           -

    The accompanying notes are an integral part of the financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                   (Continued)



                                                      Year Ended December 31,
                                                      -----------------------
                                                      1995               1994
                                                      ----               ----

     Unrealized Appreciation (Depreciation) on
      Investments (Continued)
          Managed Equity Fund                      $    449,204    $          -
          Seagram Stock Fund                          1,800,438       1,376,251
          The Coca-Cola Company Stock Fund            1,472,950         348,477
          Investment Income Fund                              -    (   232,790)
          Diversified Investment Fund                         -    (   169,341)
                                                   ------------    ------------
               Total Unrealized Appreciation
                on Investments                        6,175,511       1,322,597
                                                   ------------    ------------

     Investment Managers' and Other Fees
          Money Market Fund                        (     9,988)               -
          S&P 500 Index Fund                       (    47,477)               -
          Seagram Stock Fund                       (    18,537)               -
          Stable Income Fund                       (    93,295)               -
          Growth Equity Fund                       (    20,651)               -
                                                   ------------    ------------
               Total Investment Managers'
                and Other Fees                     (   189,948)               -
                                                   ------------    ------------

     Increase in Plan Equity from Investment
          Activities                                 27,980,492       3,501,177
                                                   ------------    ------------

Participant Withdrawals                            ( 4,859,246)    ( 2,158,366)
                                                   ------------    ------------

Net Assets of Tropicana Employee Savings
  Trust (Note 12)                                  46,044,579               -
                                                   ------------    ------------

Increase in Plan Equity                              87,186,277      10,414,284

Plan Equity at Beginning of Year                     76,842,840      66,428,556
                                                   ------------    ------------

Plan Equity at End of Year                         $164,029,117    $ 76,842,840
                                                   ============    ============







    The accompanying notes are an integral part of the financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed in the preparation of the financial statements of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Plan") conform with generally accepted accounting principles. The more significant accounting policies are:

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

     Investment Valuation

     Investment securities are recorded and valued as follows:

     United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares and The Coca-Cola Company common stock at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

     Security Transactions

     Security transactions are accounted for on a trade date basis with the average cost basis used for determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury Bonds are reflected as unrealized appreciation.

2.   DESCRIPTION OF THE PLAN

     The Plan is a defined contribution plan established as of August 1, 1985 by Joseph E. Seagram & Sons, Inc. (the "Company").

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS


2.   DESCRIPTION OF THE PLAN (Continued)

     The Plan covers employees of the Company and certain of its United States subsidiaries (collectively, the "Participating Companies") whose annual base salary or regular wages exceed a specified amount and who are either salaried employees or hourly employees in a classification designated by a Participating Company, excluding persons represented by a collective bargaining agent (unless the applicable collective bargaining agreement provides for participation in the Plan), persons employed on a special basis, leased employees, nonresident aliens who receive no earned income from a Participating Company which constitutes income from sources within the United States, and persons employed by an operating unit of the Participating Companies to which the Plan has not been extended.

     The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's account by the participant and, under certain circumstances, by the Participating Companies (see Note 4). Under the Plan, a participant is not provided with any fixed benefit. The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results, and the participant's vested interest at termination of employment (see Note 5).

     Contributions are allocated to participants' individual accounts. The value of a participant's account constitutes the participant's total interest in the Plan, and is comprised of the sum of the participant's After-Tax Contributions Account, Discretionary Contributions Account, Frozen Matching Contributions Account, Matching Contributions Account, Pre-Tax Contributions Account, Rollover Contributions Account, QMACs Account and QNECs Account. Such contributions are invested as designated by the participants in one or more of the investment funds referred to in
     Note 3, and are accumulated and invested in a Trust Fund held by CTC Illinois Trust Company (formerly Continental Trust Company), as Trustee. CTC Illinois Trust Company replaced Bankers Trust Company as Trustee of the Plan effective September 30, 1994. The Plan is administered by the Administrative Committee appointed by the Board of Directors of the Company.

3.   INVESTMENT PROGRAM

     During the year ended December 31, 1995, the Plan was comprised of seven investment funds: (I) the Money Market Fund investing primarily in short-term commercial paper and high-quality bank certificates of deposit; (ii) the Stable Income Fund investing in the Income Plus Fund managed by LaSalle National Trust, N.A.; (iii) the Bond Fund investing in Putnam Income Fund, Class A Shares managed by Putnam Management; (iv) the S&P 500 Stock Index Fund investing in Continental Equity Index Fund managed by Bank of America; (v) the Managed Equity Fund investing in Lazard Equity

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS


3.   INVESTMENT PROGRAM (Continued)

     Portfolio managed by Lazard Freres Asset Management; (vi) the Growth Equity Fund investing in Brandywine Fund, Inc. managed by Friess Associates; and (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares. The investments are administered by the Investment Committee appointed by the Board of Directors of the Company.

4.   CONTRIBUTIONS

     Non-highly compensated employees, as defined, may elect to contribute to their Pre-Tax Contributions Accounts on a pre-tax basis ("Pre-Tax Contributions") and/or to their After-Tax Contributions Accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 17% of their annual compensation, in multiples of 1%, in any combination. Highly-compensated employees, as defined, may elect to contribute from 1% to 10% of their annual compensation on a pre-tax basis and from 1% to 17% of their annual compensation on an after-tax basis; provided, the aggregate percentage of the contributions does not exceed 17% of their annual compensation. In addition, employees (excluding those employed by Tropicana Products, Inc., its subsidiaries, the Tropicana Products Sales Division of the Company or the Distillers Products Sales Corporation (the "Tropicana Affiliates")), in lieu of electing specific contribution percentages for Pre-Tax Contributions and After-Tax Contributions, may make a floating rate election by designating the aggregate percentage of compensation to be contributed to the Plan. Such percentage shall be first applied so that the participant will defer as a Pre-Tax Contribution the maximum amount of compensation permitted to be so deferred; thereafter, to the extent of any remaining floating rate election, such percentage shall be applied so that the participant will contribute, as an After-Tax Contribution, the maximum amount of compensation permitted to be so deferred. Pre-Tax Contributions and After-Tax Contributions are subject to limitations imposed by federal laws for qualified retirement plans.

     The Plan provides for mandatory matching contributions by the Participating Companies payable to the participants' Matching Contributions Account. The Participating Companies, except as herein noted, contribute on behalf of the participants 25% of the participants' Pre-Tax Contributions not exceeding 6% of their compensation. The maximum company matching contribution is $1,125 a year. Tropicana Products, Inc. contributes, without cap, to the Matching Contributions Account on behalf of the participants employed by the Tropicana Affiliates 50% of the participants' aggregate Pre-Tax and After-Tax Contributions not exceeding 6% of their compensation. The Participating Companies matching

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS


4.   CONTRIBUTIONS (Continued)

     contributions are subject to limitations imposed by federal laws for qualified retirement plans.

     The Plan will accept into participants' Rollover Contributions Accounts cash received by participants from a qualified plan within the time prescribed by applicable law ("Rollover Contributions").

     The Participating Companies may make discretionary contributions to participants' Matching Contributions Accounts, in an amount to be determined by the Participating Companies. The Participating Companies have not made discretionary contributions since the inception of the Plan.

5.   VESTING

     A participant in the Plan always has a fully vested interest in the value of his or her Pre-Tax, After-Tax, QNECs, QMACs and Rollover Contributions Accounts. He or she has a non-forfeitable right to the amount contributed to his or her Discretionary Contributions, Frozen Matching Contributions and Matching Contributions Accounts upon attainment of normal retirement age, as defined, while still employed, or upon total disability, as defined, or death. Upon termination of employment for any other reason, a participant vests in his or her Discretionary Contributions, Frozen Matching Contributions and Matching Contributions Accounts in accordance with the following vesting schedule:

                      Years of Service                      Vested Percentage
                          Less than 1                                 0%
                 At least 1, but less than 2                         20%
                 At least 2, but less than 3                         40%
                 At least 3, but less than 4                         60%
                 At least 4, but less than 5                         80%
                          5 or more                                 100%

     Upon termination of employment for reasons other than attainment of normal retirement age, total disability or death of a participant who was not fully vested in his or her Discretionary Contributions, Frozen Matching Contributions and Matching Contributions Accounts, the nonvested portion of the participant's Discretionary Contributions, Frozen Matching Contributions and Matching Contributions Accounts shall be forfeited. Any amount forfeited shall be applied to reduce the Participating Companies' matching contributions. Any amount forfeited shall be restored if the participant is re-employed by a Participating Company before incurring a five year break in service and if the participant repays to the Plan an amount in cash equal to the full amount of Pre-Tax Contributions

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



5.   VESTING (Continued)

     distributed to him or her from the Plan on account of termination of employment.

6.   DISTRIBUTIONS

     Upon termination of employment, after retirement or for reason of total disability or death, the participant or his or her beneficiary shall receive the entire amount contributed to his or her accounts. However, if the termination of employment is for reason other than retirement, total disability or death, the participant shall receive only the value of the vested portion of his or her accounts (See Note 5).

     Prior to termination of employment, the participant may withdraw amounts equal to or less than the participant's own After-Tax Contributions (and earnings thereon), and, if the participant has withdrawn the total amount of After-Tax Contributions available for withdrawal, he or she may withdraw amounts equal to or less than the Rollover Contributions which have been credited to the participant's Rollover Contributions Account for at least two years, plus earnings. If the participant has withdrawn the total amount of After-Tax Contributions and Rollover Contributions available for withdrawal, the participant may withdraw that portion of the Participating Companies' Contributions (and earning thereon) which are vested and have been in the Plan for at least two years, provided, however, that if the participant elects to receive such a distribution then the Company will not make any Matching Contributions with respect to any Pre-Tax Contributions contributed on such participant's behalf or any After-Tax Contributions contributed by such participant for the three month period following the effective date of such withdrawal (See Note 5). For participants age 59 1/2 or older, Rollover Contributions that have been in the Plan for less than two years and Pre-Tax Cash Contributions may also be withdrawn if the participant has withdrawn all other available contributions. In addition, in the event of hardship, a participant who has not attained age 59 1/2 may apply for a withdrawal of a part or all of his Pre-Tax Account or Rollover Contributions which have been credited to the participant's Rollover Contributions Account for less than two years subject to proof of financial hardship.

     Withdrawals (other than hardship withdrawals) may be made as described above without Committee approval each valuation date.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS


7.   LOANS TO PARTICIPANTS

     A participant may apply for loans up to the lesser of $50,000 or 50% of the value of the vested portion of the participant's accounts. The minimum loan amount is $1,000. The maximum repayment terms are 5 years for general purpose loans and 25 years for principal residence loans. Applications for loans must be approved by the Committee. The amounts borrowed are transferred from the investment funds in which the participant's accounts are currently invested. On a monthly basis, repayments and interest thereon are credited to the participant's current investment funds. The interest rate for loans is based on the prime rate for the first day of the month in which the loan is made plus one percentage point.

8.   TAX STATUS OF PLAN

     The Internal Revenue Service has ruled by a letter dated August 14, 1995 that the Plan is qualified under Section 401(k) of the Internal Revenue Code. So long as the Plan continues to be so qualified, it is not subject to Federal income taxes.

     Participants are not currently subject to income tax on the Participating Companies' contributions to the Plan or on income earned by the Plan. Benefits distributed to participants or to their beneficiaries may be taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

9.   RELATED PARTY TRANSACTIONS

     Generally all expenses of the Plan are paid by the Company, and personnel and facilities of the Company are used by the Plan at no charge.

10.  TERMINATION OF THE PLAN

     The Board of Directors of the Company may terminate the Plan at any time. In the case of termination, the rights of participants to their accounts shall be vested as of the date of termination.

11.  NUMBER OF PARTICIPANTS (UNAUDITED)

     At December 31, 1995 there were 4,687 participants in the Plan. At that date, there were 772 participants in the Money Market Fund, 1,424 participants in the Stable Income Fund, 1,041 participants in the Bond Fund, 2,175 participants in the S&P 500 Stock Index Fund, 826 participants in the Managed Equity Fund, 1,813 Participants in the Growth Equity Fund, 1,580 participants in the Seagram Stock Fund, and 35 participants in the

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS


11.  NUMBER OF PARTICIPANTS (UNAUDITED) (Continued)

     Coca-Cola Company Stock Fund, each of which included participants who elected more than one option with respect to their interest in the Participating Companies' contributions and their voluntary contributions.

     Effective November 1, 1987, the Thrift Plan for the Wine Spectrum Companies (the "Wine Spectrum Plan") was merged with the Plan. The eligible employees of the Wine Spectrum Plan became members of the Plan. As a result of the merger, the Plan will retain the Coca-Cola Company Stock held by the Wine Spectrum Plan; however, no election may be made to transfer any funds into the Coca-Cola Company Stock Fund.

12.  PLAN AMENDMENT

     Pursuant to the resolutions of the Board of Directors of the Company, the Tropicana Employee Savings Trust was merged into the Plan effective December 31, 1994. Effective as of that date, the Plan was amended and restated to reflect the merger, to make certain administrative changes, and to effect certain other changes required as a result of various changes in the Internal Revenue Code of 1986. The financial statements of the Plan for the year ended December 31, 1995 reflect the merger and the amendment and restatement of the Plan.

     A summary of the transferred net assets of Tropicana Employee Savings Trust follows:

                 Investments, at fair value           $ 45,309,544
                 Receivables:
                          Employer contributions           140,701
                          Others                           594,334
                                                      ------------
                                                      $ 46,044,579
                                                      ============

                                                              Exhibit 2


                         [Letterhead of Gutierrez & Co.]





The Seagram Company Ltd.

The Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates


     We hereby consent to the incorporation by reference in Registration Statement No. 33-2043 on Form S-8 of our Report dated June 11, 1996 which appears in your Annual Report on Form 11-K of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates for the fiscal year ended December 31, 1995.


                                       /s/ Gutierrez & Co.

                                      GUTIERREZ & CO.

Forest Hills, New York
June 27, 1996